Exhibit 99.1
PETMED EXPRESS D/B/A 1-800-PETMEDS ANNOUNCES ITS SECOND QUARTER FINANCIAL RESULTS

Pompano Beach, Florida, October 21, 2013 - PetMed Express, Inc. (NASDAQ: PETS) today announced its financial results for the quarter ended September 30, 2013.  Net sales for the quarter ended September 30, 2013 were $60.5 million, compared to $58.1 million for the quarter ended September 30, 2012, an increase of 4.0%.  Net sales for the six months ended September 30, 2013 were $134.7 million, compared to $127.1 million for the quarter ended September 30, 2012, an increase of 6.0%.  Net income was $4.2 million, or $0.21 diluted per share, for the quarter ended September 30, 2013, compared to net income of $4.0 million, or $0.20 diluted per share, for the quarter ended September 30, 2012, a 3.0% increase to EPS.  Net income was $8.9 million, or $0.44 diluted per share, for the six months ended September 30, 2013, compared to net income of $8.0 million, or $0.40 diluted per share, for the six months ended September 30, 2012, a 12.2% increase to EPS.  Reorder sales increased by 5.3%, from $46.4 million to $48.9 million for the quarters ended September 30, 2012 and 2013, respectively.  Additionally, the Company’s online sales increased by 7.3% to $47.9 million for the quarter ended September 30, 2013, compared to $44.6 million for the same quarter the prior year, with approximately 79% of all orders being generated from its website during the quarter compared to 77% for the same quarter the prior year.

Menderes Akdag, CEO and President, commented: “We are pleased with the strong reorder sales for the quarter.  Our sales increase for the quarter was also highlighted by an increased average order size - $73 for the quarter ended September 30, 2013 compared to $72 for the same quarter in the prior year.  For the quarter ended September 30, 2013 our operating expenses decreased by 140 basis points, mainly due to a reduction in advertising expenses.  Cash flow from operations increased by 55%, from $15.7 million to $24.4 million for the quarters ended September 30, 2012 and 2013, respectively.  For the remainder of Fiscal 2014 we are focusing on improving our gross profit margins and continuing to expand our product offerings.”

This morning at 8:30 A.M. Eastern Time, Mr. Akdag will host a conference call to review the quarter’s financial results.  To access the call, which is open to the public, please dial (888) 455-1758 (toll free) or (203) 827-7025.  Callers will be required to supply PETMEDS as the passcode.  For those unable to participate in the live event, the call will be available for replay from 10:00 A.M. on October 21, 2013 until November 4, 2013 at 11:59 P.M.  To access the replay, call (800) 454-0163 (toll free) or (203) 369-3803, and enter passcode 5500.

Founded in 1996, PetMed Express is America’s Largest Pet Pharmacy, delivering prescription and non-prescription pet medications and other health products for dogs and cats at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and on the Internet through its website at www.1800petmeds.com.

This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan.  Important factors that could cause results to differ materially from those indicated by such “forward-looking” statements are set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2013.  The Company’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K.

For investment relations contact PetMed Express, Inc., Bruce S. Rosenbloom, CFO, 954-979-5995.

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Exhibit 99.1 Page 1 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,	March 31,
	2013	2013
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$35,913	$18,155
Short term investments - available for sale	15,486	15,490
Accounts receivable, less allowance for doubtful accounts of $5 and $5, respectively	1,384	1,439
Inventories - finished goods	17,341	31,601
Prepaid expenses and other current assets	3,616	2,520
Deferred tax assets	771	982
Prepaid income taxes	779	-
Total current assets	75,290	70,187

Property and equipment, net	1,685	2,132
Intangible asset	860	860

Total assets	$77,835	$73,179

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$8,319	$6,454
Accrued expenses and other current liabilities	2,208	2,381
Income taxes payable	-	162
Total current liabilities	10,527	8,997

Deferred tax liabilities	150	168

Total liabilities	10,677	9,165

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.001 par value, 5,000 shares authorized;3 convertible shares issued and outstanding with a liquidation preference of $4 per share	9	9
Common stock, $.001 par value, 40,000 shares authorized; 20,190 and 20,109 shares issued and outstanding, respectively	20	20
Additional paid-in capital	732	-
Retained earnings	66,445	63,987
Accumulated other comprehensive loss	(48)	(2)

Total shareholders' equity	67,158	64,014

Total liabilities and shareholders' equity	$77,835	$73,179

Exhibit 99.1 Page 2 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands, except for per share amounts) (Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Sales	$60,479	$58,145	$134,673	$127,100
Cost of sales	41,227	38,775	91,408	85,426

Gross profit	19,252	19,370	43,265	41,674

Operating expenses:
General and administrative	5,505	5,371	11,378	11,293
Advertising	6,985	7,424	17,380	17,274
Depreciation	230	249	478	577
Total operating expenses	12,720	13,044	29,236	29,144

Income from operations	6,532	6,326	14,029	12,530

Other income:
Interest income, net	48	64	95	123
Other, net	1	-	(1)	-
Total other income	49	64	94	123

Income before provision for income taxes	6,581	6,390	14,123	12,653

Provision for income taxes	2,431	2,356	5,218	4,667

Net income	$4,150	$4,034	$8,905	$7,986

Net change in unrealized gain (loss) on short term investments	-	16	(46)	25

Comprehensive income	$4,150	$4,050	$8,859	$8,011

Net income per common share:
Basic	$0.21	$0.20	$0.45	$0.40
Diluted	$0.21	$0.20	$0.44	$0.40

Weighted average number of common shares outstanding:
Basic	19,902	19,962	19,875	20,040
Diluted	20,044	20,062	20,024	20,154

Cash dividends declared per common share	$0.17	$0.15	$0.32	$0.30

Exhibit 99.1 Page 3 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands) (Unaudited)

	Six Months Ended
	September 30,
	2013	2012
Cash flows from operating activities:
Net income	$8,905	$7,986
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	478	577
Share based compensation	732	1,039
Deferred income taxes	193	113
Bad debt expense	49	27
(Increase) decrease in operating assets and increase (decrease) in liabilities:
Accounts receivable	6	(343)
Inventories - finished goods	14,260	6,627
Prepaid income taxes	(779)	(150)
Prepaid expenses and other current assets	(1,096)	194
Accounts payable	1,865	337
Income taxes payable	(162)	-
Accrued expenses and other current liabilities	(93)	(673)
Net cash provided by operating activities	24,358	15,734

Cash flows from investing activities:
Net change in investments	(41)	(5,053)
Purchases of property and equipment	(31)	(291)
Net cash used in investing activities	(72)	(5,344)

Cash flows from financing activities:
Dividends paid	(6,528)	(6,117)
Purchases of treasury stock	-	(3,865)
Tax adjustment related to restricted stock	-	(168)
Net cash used in financing activities	(6,528)	(10,150)

Net increase in cash and cash equivalents	17,758	240
Cash and cash equivalents, at beginning of period	18,155	46,801

Cash and cash equivalents, at end of period	$35,913	$47,041

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$5,688	$4,872

Dividends payable in accrued expenses	$196	$136

Exhibit 99.1 Page 4 of 4